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                                                                Exhibit No. 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EpicEdge, Inc. on Form S-8 of our report dated March 17, 2000 (April 27, 2000 as to the effects of the restatement discussed in Note 16), appearing in the Annual Report on Form 10-KSB/A of EpicEdge, Inc. for the year ended December 31, 1999.




/s/  DELOITTE & TOUCHE LLP
----------------------------
     DELOITTE & TOUCHE LLP

Dallas, Texas
June 22, 2000